Exhibit 4.3

NUMBER	UNITS

U-

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP

BOLD EAGLE ACQUISITION CORP.

UNITS CONSISTING OF ONE CLASS A ORDINARY SHARE AND ONE RIGHT TO RECEIVE ONE-TWENTIETH (1/20) OF A CLASS A ORDINARY SHARE UPON THE CONSUMMATION OF AN INITIAL BUSINESS COMBINATION

THIS CERTIFIES THAT is the owner of Units.

Each unit (each, a “Unit”) consists of one Class A ordinary share, par value $0.0001 per share (each, a “Class A Ordinary Share”), of Bold Eagle Acquisition Corp., a Cayman Islands exempted company (the “Company”), and one right to receive one-twentieth (1/20) of a Class A Ordinary Share upon the consummation of an initial business combination (the “Business Combination”) (each, a “Eagle Share Right”). The Class A Ordinary Shares and Eagle Share Rights comprising the Units represented by this certificate are not transferable separately prior to the fifty-second (52nd) day after the date of the prospectus relating to the Company’s initial public offering, unless UBS Securities LLC and Jefferies LLC determines that an earlier date is acceptable, but in no event will the Class A Ordinary Shares and the Eagle Share Rights comprising the Units be separately traded until (A) the Company files a Current Report on Form 8-K with the Securities and Exchange Commission (the “Commission”) containing an audited balance sheet reflecting the receipt by the Company of the gross proceeds of the initial public offering, including the proceeds received by the Company from the exercise by the underwriters of their right to purchase additional Units in the initial public offering (the “Over-allotment Option”), if the Over-allotment Option is exercised prior to the filing of the Current Report on Form 8-K, and (B) the Company issues a press release and files with the Commission a Current Report on Form 8-K announcing when such separate trading will begin. The terms of the Eagle Share Rights are governed by a rights agreement (the “Rights Agreement”), dated as of [_], 2024, between the Company and Continental Stock Transfer & Trust Company, as rights agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Rights Agreement are on file at the office of the Rights Agent at 1 State Street, 30th Floor, New York, New York 10004, and are available to any Eagle Share Rights holder on written request and without cost.

This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar of the Company.

This certificate shall be governed by and construed in accordance with the internal laws of the State of New York.

Witness the facsimile signature of a duly authorized signatory of the Company.

Authorized Signatory	Transfer Agent and Registrar

Bold Eagle Acquisition Corp.

The Company will furnish without charge to each unitholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of equity or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT	—		Custodian
					(Cust)		(Minor)

TEN ENT	—	as tenants by the entireties			under Uniform Gifts to Minors Act

JT TEN	—	as joint tenants with right of survivorship and not as tenants in common
(State)

Additional abbreviations may also be used though not in the above list.

For value received, hereby sell, assign and transfer unto

(PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE)

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Units represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said Units on the books of the within named Company with full power of substitution in the premises.

Dated
Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:
THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (OR ANY SUCCESSOR RULE)).

As more fully described in, and subject to the terms and conditions described in, the Company’s final prospectus for its initial public offering dated          , 2024, the holder(s) of this certificate shall be entitled to receive a pro rata portion of certain funds held in the trust account established in connection with the Company’s initial public offering in the event that (i) the Company redeems the Ordinary Shares sold in its initial public offering because it does not consummate an initial Business Combination within the time period set forth in the Company’s Amended and Restated Memorandum and Articles of Association, as the same may be amended from time to time, or (ii) if the holder(s) properly redeem for cash his, her or its respective Ordinary Shares included in the Units represented by this certificate in connection with (x) a tender offer (or proxy solicitation, solely in the event the Company seeks shareholder approval of the proposed initial Business Combination) setting forth the details of a proposed initial Business Combination or (y) a shareholder vote to amend the Company’s Amended and Restated Memorandum and Articles of Association (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial business combination or to redeem 100% of the Ordinary Shares if it does not consummate an initial Business Combination within the time set forth in the Company’s Amended and Restated Memorandum and Articles of Association or (B) with respect to any other material provisions relating to shareholders’ rights or pre-initial Business Combination activity, as the same may be amended from time to time. In no other circumstances shall the holder(s) have any right or interest of any kind in or to the trust account.